EX-99.1

Contacts:
Karian Wong	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
investorrelations@irobot.com	cvaida@irobot.com

iRobot Reports Second-Quarter 2023 Financial Results

BEDFORD, Mass., August 8, 2023 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the second quarter ended July 1, 2023.

Q2 2023 Financial Performance Highlights
•Revenue for the second quarter of 2023 was $236.6 million, compared with $255.4 million in the same period last year.
◦Geographically, second-quarter 2023 revenue grew 9% in Japan, declined 9% in EMEA and declined 6% in the U.S. over the same period last year.
◦Revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 84% of total robot sales in the second quarter of 2023 versus 83% from the same period last year.
◦We estimate that iRobot’s second-quarter 2023 revenue from e-commerce, which spans the Company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers, increased approximately 6% from the same period last year and represented approximately 71% of second-quarter 2023 revenue. As expected, the increase is due to order timing. In 2022, certain large orders from an e-tailer customer occurred in the first quarter, and in 2023 these orders were shipped in the second quarter. iRobot’s direct-to-consumer (DTC) revenue of $40 million in the second quarter of 2023 increased 1% from the prior-year second quarter.
•GAAP operating expenses for the second quarter of 2023 were $124.6 million, compared with GAAP operating expenses of $144.9 million in the same period last year. Second-quarter 2023 non-GAAP operating expenses were $105.4 million, compared with non-GAAP operating expenses of $136.2 million in the same period last year. The decrease in operating expenses is attributable to cost-reduction actions in August 2022 and February 2023, along with careful expense management and scaled back working media.
•GAAP operating loss for the second quarter of 2023 was ($71.1) million, compared with GAAP operating loss of ($63.9) million in the same period last year. Non-GAAP operating loss for the second quarter of 2023 was ($50.5) million, compared with non-GAAP operating loss of ($53.3) million in the same period last year. The Company’s operating loss reflected the impact of decreased revenue and a lower gross profit margin, partially offset by the benefits of careful expense management. The lower gross margin was due to increased promotional activities, higher rework costs to our on-hand inventory to fulfill orders as well as costs associated with the Company’s contract manufacturers and was partially offset by the benefits from improved product costs and lower ocean freight costs.
•GAAP net loss per share for the second quarter of 2023 was ($2.93), compared with GAAP net loss per share of ($1.60) in the same period last year. Non-GAAP net loss per share was ($1.42) for the second quarter of 2023, compared with non-GAAP net loss per share of ($0.35) in the same period last year.

•As of July 1, 2023, the Company’s cash and cash equivalents were $58.0 million, compared with $47.9 million as of April 1, 2023, and $117.9 million at the end of 2022. During the second quarter, the Company repaid its total outstanding borrowings of $27 million on its credit facility.
•The Company’s inventory balance was $170.6 million as of July 2, 2023, compared with $285.3 million at the end of 2022. GAAP days in inventory (DII) was 85 days, compared with 95 days at the end of 2022. Non-GAAP DII was 86 days, compared with 96 days at the end of 2022. The decrease in inventory primarily reflected the use of on-hand inventory to fulfill first-half 2023 orders.

Second-Quarter and Recent Business Highlights
•For the 9th consecutive year, Roomba® was a featured product in Amazon’s Prime Day event, which was held on July 11-12, 2023. The Company’s products received favorable Prime Day related media coverage in outlets including CNN Underscored, Wall Street Journal and Good Morning America.
•The Company’s Roomba Combo j7+, an advanced 2-in-1 robot introduced in September 2022, won the Gear Patrol Home Award. In addition, New York Magazine’s The Strategist named Roomba j7+ as ‘Best Overall Robot Vacuum’ and Roomba Combo j7+ as ‘Best Robot Vacuum for Pet Owners.’ The Roomba Combo j7+ also received favorable reviews by Der Spiegel in Germany, El Pais and Deia in Spain, and Pocket Lint in UK.
•The Company’s Roomba s9+ won the Tom’s Guide Award for ‘Best Robot Vacuum Cleaner.’
•The Company’s community of engaged, connected customers who have opted-in to its digital communications grew 18% to 18.6 million, from the second quarter of 2022.

Proposed Merger with Amazon and new $200 million Financing Facility
On July 24, 2023, iRobot entered into a $200 million financing facility to fund its ongoing operations. At the same time, iRobot and Amazon amended the existing terms of their merger agreement to reflect a reduction in the price per share. For Amazon, the change in price per share is expected to be largely offset by the increase in iRobot’s net debt under the new financing facility. In light of the pending transaction with Amazon, which was originally announced on August 5, 2022, iRobot will not hold a financial results conference call, and its practice of providing full-year financial guidance remains suspended.

About iRobot Corp. iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold millions of robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Important Information and Where to Find It
In connection with the proposed transaction between iRobot and Amazon, iRobot will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to iRobot stockholders. iRobot may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which iRobot may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED

TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by iRobot through the website maintained by the SEC at www.sec.gov, iRobot’s investor relations website at investor.irobot.com or by contacting iRobot’s investor relations department at the following:

Karian Wong
investorrelations@irobot.com
(781) 430-3003

Participants in the Solicitation
iRobot and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from iRobot’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding iRobot’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in iRobot’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 11, 2023, and will be included in the Proxy Statement (when available). iRobot stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of iRobot directors and executive officers in the transaction, which may be different than those of iRobot stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "could," "seek," "see," "will," "may," "would," "might," "potentially," "estimate," "continue," "expect," "target," similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction with Amazon.com, Inc in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in consummating the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, (xviv) current supply chain challenges including current constraints in the availability of certain semiconductor components used in our products; (xx) the financial strength of our customers and retailers; (xxi) the impact of tariffs on goods imported into the United States; and (xxii) competition, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transactions, will be fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Revenue	$236,568	$255,351	$396,860	$547,320
Cost of revenue:
Cost of product revenue	182,776	173,531	306,235	357,164
Amortization of acquired intangible assets	290	875	572	1,696
Total cost of revenue	183,066	174,406	306,807	358,860
Gross profit	53,502	80,945	90,053	188,460
Operating expenses:
Research and development	37,964	41,937	79,898	84,466
Selling and marketing	55,493	76,017	100,258	137,082
General and administrative	30,924	26,380	61,895	53,078
Amortization of acquired intangible assets	177	525	355	1,035
Total operating expenses	124,558	144,859	242,406	275,661
Operating loss	(71,056)	(63,914)	(152,353)	(87,201)
Other expense, net	(4,027)	(2,182)	(5,104)	(18,928)
Loss before income taxes	(75,083)	(66,096)	(157,457)	(106,129)
Income tax expense (benefit)	5,717	(22,675)	4,455	(32,302)
Net loss	$(80,800)	$(43,421)	$(161,912)	$(73,827)

Net loss per share:
Basic	$(2.93)	$(1.60)	$(5.88)	$(2.72)
Diluted	$(2.93)	$(1.60)	$(5.88)	$(2.72)

Number of shares used in per share calculations:
Basic	27,619	27,161	27,543	27,106
Diluted	27,619	27,161	27,543	27,106

Stock-based compensation included in above figures:
Cost of revenue	$801	$585	$1,387	$1,026
Research and development	2,737	2,178	5,383	4,860
Selling and marketing	1,371	1,692	2,837	3,142
General and administrative	3,664	3,568	6,898	6,203
Total	$8,573	$8,023	$16,505	$15,231

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	July 1, 2023	December 31, 2022
Assets
Cash and cash equivalents	$57,954	$117,949
Accounts receivable, net	72,306	66,025
Inventory	170,561	285,250
Other current assets	47,424	59,076
Total current assets	348,245	528,300
Property and equipment, net	49,894	60,909
Operating lease right-of-use assets	21,720	26,084
Deferred tax assets	12,972	16,248
Goodwill	170,873	167,724
Intangible assets, net	10,421	11,260
Other assets	20,014	24,918
Total assets	$634,139	$835,443

Liabilities and stockholders' equity
Accounts payable	$138,803	$184,016
Accrued expenses	105,707	98,959
Deferred revenue and customer advances	12,172	13,208
Total current liabilities	256,682	296,183
Operating lease liabilities	30,517	33,247
Deferred tax liabilities	398	931
Other long-term liabilities	21,123	29,366
Total long-term liabilities	52,038	63,544
Total liabilities	308,720	359,727
Stockholders' equity	325,419	475,716
Total liabilities and stockholders' equity	$634,139	$835,443

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the six months ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities:
Net loss	$(161,912)	$(73,827)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,843	19,715
Loss on equity investment	3,152	18,814
Stock-based compensation	16,505	15,231
Deferred income taxes, net	1,999	(35,467)
Other	(3,085)	2,844
Changes in operating assets and liabilities — (use) source
Accounts receivable	(6,114)	70,372
Inventory	109,890	(70,400)
Other assets	13,204	(31,657)
Accounts payable	(44,149)	(58,520)
Accrued expenses and other liabilities	(2,444)	(43,617)
Net cash used in operating activities	(58,111)	(186,512)

Cash flows from investing activities:
Additions of property and equipment	(2,514)	(4,894)
Purchase of investments	(158)	(3,090)
Sales and maturities of investments	—	17,383
Net cash (used in) provided by investing activities	(2,672)	9,399

Cash flows from financing activities:
Proceeds from employee stock plans	9	3,088
Income tax withholding payment associated with restricted stock vesting	(1,819)	(1,601)
Proceeds from borrowings	—	35,000
Net cash (used in) provided by financing activities	(1,810)	36,487

Effect of exchange rate changes on cash and cash equivalents	2,598	2,578
Net decrease in cash and cash equivalents	(59,995)	(138,048)
Cash and cash equivalents, at beginning of period	117,949	201,457
Cash and cash equivalents, at end of period	$57,954	$63,409

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the six months ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Revenue by Geography: *
Domestic	$130,958	$139,377	$202,944	$292,551
International	105,610	115,974	193,916	254,769
Total	$236,568	$255,351	$396,860	$547,320

Robot Units Shipped *
Vacuum	776	766	1,174	1,631
Mopping	55	99	92	208
Total	831	865	1,266	1,839

Revenue by Product Category **
Vacuum***	$222	$225	$368	$484
Mopping and other****	15	30	29	63
Total	$237	$255	$397	$547

Average gross selling prices for robot units	$347	$331	$366	$332

Headcount	1,139	1,438

* in thousands
** in millions
*** Includes Roomba robot vacuum-related accessory revenue
**** Includes Braava robot mop-related accessory revenue and air purifier, handheld vacuum and Root

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures, including with respect to the iRobot-Amazon Merger. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
Tariff Refunds: iRobot’s Section 301 List 3 Tariff Exclusion was reinstated in March 2022, which temporarily eliminates tariffs on our Roomba products imported from China beginning on October 12, 2021 until December 31, 2022. This temporary exclusion, which was subsequently extended until September 30, 2023, entitles us to a refund of all related tariffs previously paid since October 12, 2021. We exclude the refunds for tariff costs expensed during fiscal 2021 from our 2022 non-GAAP measures because those tariff refunds associated with tariff costs incurred in the past have no impact to our current period earnings.
IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.
Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance costs, certain professional fees, costs associated with consolidation of facilities, warehouses and any other leased properties, and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items, including impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended			For the six months ended
	July 1, 2023		July 2, 2022	July 1, 2023		July 2, 2022
GAAP Revenue	$236,568		$255,351	$396,860		$547,320

GAAP Gross Profit	$53,502		$80,945	$90,053		$188,460
Amortization of acquired intangible assets	290		875	572		1,696
Stock-based compensation	801		585	1,387		1,026
Tariff refunds	—		—	—		(11,727)
Net merger, acquisition and divestiture expense	289		—	610		—
Restructuring and other	—		483	191		4,021
Non-GAAP Gross Profit	$54,882		$82,888	$92,813		$183,476
GAAP Gross Margin	22.6%		31.7%	22.7%		34.4%
Non-GAAP Gross Margin	23.2%		32.5%	23.4%		33.5%

GAAP Operating Expenses	$124,558		$144,859	$242,406		$275,661
Amortization of acquired intangible assets	(177)		(525)	(355)		(1,035)
Stock-based compensation	(7,772)		(7,438)	(15,118)		(14,205)
Net merger, acquisition and divestiture expense	(6,964)		(171)	(13,427)		(280)
IP litigation expense, net	—	*	(435)	(91)	*#	(3,922)
Restructuring and other	(4,278)		(102)	(7,893)		(927)
Non-GAAP Operating Expenses	$105,367		$136,188	$205,522		$255,292
GAAP Operating Expenses as a % of GAAP Revenue	52.7%		56.7%	61.1%		50.4%
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	44.5%		53.3%	51.8%		46.6%

GAAP Operating Loss	$(71,056)		$(63,914)	$(152,353)		$(87,201)
Amortization of acquired intangible assets	467		1,400	927		2,731
Stock-based compensation	8,573		8,023	16,505		15,231
Tariff refunds	—		—	—		(11,727)
Net merger, acquisition and divestiture expense	7,253		171	14,037		280
IP litigation expense, net	—	*	435	91	*#	3,922
Restructuring and other	4,278		585	8,084		4,948
Non-GAAP Operating Loss	$(50,485)		$(53,300)	$(112,709)		$(71,816)
GAAP Operating Margin	(30.0)%		(25.0)%	(38.4)%		(15.9)%
Non-GAAP Operating Margin	(21.3)%		(20.9)%	(28.4)%		(13.1)%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended			For the six months ended
	July 1, 2023		July 2, 2022	July 1, 2023		July 2, 2022
GAAP Income Tax Expense (Benefit)	$5,717		$(22,675)	$4,455		$(32,302)
Tax effect of non-GAAP adjustments	(15,215)		(21,255)	(31,481)		(11,365)
Other tax adjustments	(2,529)		(95)	(2,511)		(800)
Non-GAAP Income Tax Benefit	$(12,027)		$(44,025)	$(29,537)		$(44,467)

GAAP Net Loss	$(80,800)		$(43,421)	$(161,912)		$(73,827)
Amortization of acquired intangible assets	467		1,400	927		2,731
Stock-based compensation	8,573		8,023	16,505		15,231
Tariff refunds	—		—	—		(11,727)
Net merger, acquisition and divestiture expense	7,253		171	14,037		280
IP litigation expense, net	—	*	435	91	*#	3,922
Restructuring and other	4,278		585	8,084		4,948
Loss on strategic investments	3,152		1,979	3,152		18,814
Income tax effect	17,744		21,350	33,992		12,165
Non-GAAP Net Loss	$(39,333)		$(9,478)	$(85,124)		$(27,463)

GAAP Net Loss Per Diluted Share	$(2.93)		$(1.60)	$(5.88)		$(2.72)
Amortization of acquired intangible assets	0.02		0.05	0.04		0.10
Stock-based compensation	0.31		0.30	0.60		0.56
Tariff refunds	—		—	—		(0.43)
Net merger, acquisition and divestiture expense	0.26		0.01	0.51		0.01
IP litigation expense, net	—	*	0.01	—	*#	0.15
Restructuring and other	0.16		0.02	0.30		0.18
Loss on strategic investments	0.12		0.07	0.11		0.69
Income tax effect	0.64		0.79	1.23		0.45
Non-GAAP Net Loss Per Diluted Share	$(1.42)		$(0.35)	$(3.09)		$(1.01)

Number of shares used in diluted per share calculation	27,619		27,161	27,543		27,106

Supplemental Information
Days sales outstanding	28		31
GAAP Days in inventory	85		208
Non-GAAP Days in inventory(1)	86		210

* Beginning in the three months ended July 1, 2023, we no longer exclude IP litigation expense, net from our non-GAAP performance measures.
# Reflects IP litigation expense, net recorded in the three months ended April 1, 2023.

(1) Non-GAAP Days in inventory is calculated as inventory divided by (Revenue minus Non-GAAP Gross Profit), multiplied by 91 days.

iRobot Corporation
Supplemental Data - Impact of Section 301 Tariffs
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Section 301 Tariff Costs	$313	$525	$660	$1,523
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(0.1)%	(0.2)%	(0.2)%	(0.3)%
Tax effected impact of Section 301 tariff costs to net income per diluted share (GAAP)	$(0.01)	$(0.01)	$(0.02)	$(0.04)
Tax effected impact of Section 301 tariff costs to net income per diluted share (non-GAAP)	$(0.01)	$0.00	$(0.02)	$(0.02)

Certain numbers may not total due to rounding